Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT

This FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is dated as of August 18, 2003 and entered into by and among KORN/FERRY INTERNATIONAL, a Delaware corporation (“Company”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as the sole Lender under the Credit Agreement (as defined below) as of the date hereof and as Administrative Agent (in such capacity, “Administrative Agent”) for Lenders, and, for purposes of Section 4 hereof, KORN/FERRY INTERNATIONAL FUTURESTEP, INC., a Delaware corporation, and is made with reference to that certain Credit Agreement dated as of February 14, 2003 (the “Credit Agreement”), by and among Company, Lenders and Administrative Agent. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

RECITALS

WHEREAS, Company and Administrative Agent desire to amend the Credit Agreement to (i) revise certain definitions and adjust certain financial covenants set forth therein and (ii) make certain other amendments as set forth below;

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Section 1. AMENDMENTS TO THE CREDIT AGREEMENT

1.1	Amendments to Section 1: Definitions

A. Subsection 1.1 of the Credit Agreement is hereby amended by adding thereto the following definitions, which shall be inserted in proper alphabetical order:

“‘First Amendment’ means that certain First Amendment to Credit Agreement dated as of August 18, 2003 by and among Company, Wells Fargo Bank, National Association, as Administrative Agent and as a Lender, and, for purposes of Section 4 thereof, Korn/Ferry International Futurestep, Inc.”

“‘Korn/Ferry International Employee Stock Purchase Plan’ means Company’s 2003 Korn/Ferry International Employee Stock Purchase Plan in the form delivered to Administrative Agent on or prior to the date of the First Amendment.”

“‘Shareholder Notes’ means the notes set forth on Schedule 1.1A annexed to the First Amendment.”

B. Subsection 1.1 of the Credit Agreement is hereby further amended by deleting the definition of “Consolidated Fixed Charges” therefrom in its entirety and substituting the following therefor:

“‘Consolidated Fixed Charges means, for any period, the sum of (i) Consolidated Cash Interest Expense for such period, plus (ii) all principal payments (including, without limitation, all scheduled payments and any prepayments) on all Indebtedness of Company and its Subsidiaries during such period (excluding (a) prepayments of Revolving Loans except to the extent the Revolving Loan Commitments are permanently reduced in connection with such prepayments and (b) principal payments made on or prior to July 31, 2003 in respect of the Shareholder Notes), all of the foregoing as determined on a consolidated basis for Company and its Subsidiaries in conformity with GAAP.”

C. Subsection 1.1 of the Credit Agreement is hereby further amended by deleting the definition of “Amortization Adjustment” therefrom in its entirety.

1.2	Amendments to Section 7: Company’s Negative Covenants

A. Restricted Junior Payments. Subsection 7.5 of the Credit Agreement is hereby amended by deleting it in its entirety and substituting the following therefor:

“7.5 Restricted Junior Payments.

Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Junior Payment; provided that Company may make mandatory payments in respect of the Convertible Subordinated Notes and the Convertible Series A Preferred Stock in accordance with the terms of, and only to the extent required by, and subject to the subordination provisions contained in, the indenture or other agreement pursuant to which such Subordinated Indebtedness was issued, as such indenture or other agreement may be amended from time to time to the extent permitted under subsection 7.13, and the Subordination Agreement, as the case may be; provided, further, that, so long as no Event of Default shall have occurred and be continuing or would result after giving effect to any such payment, Company may make payments for acquisitions of shares of its common stock (i) from its current or former employees in an aggregate amount not to exceed $1,500,000 in any Fiscal Year, and (ii) from any Person in an aggregate amount not to exceed $7,500,000 in any Fiscal Year provided that all shares acquired pursuant to this subclause (ii) are acquired for the purpose of delivery to eligible employees in connection with purchases made pursuant to the Korn/Ferry International Employee Stock Purchase Plan.”

B. Minimum Consolidated Fixed Charge Coverage Ratio. Subsection 7.6A of the Credit Agreement is hereby amended by deleting it in its entirety and substituting the following therefor:

“A. Minimum Consolidated Fixed Charge Coverage Ratio. Company shall not permit the ratio of (i) the sum of (a) Consolidated EBITDA for any four Fiscal Quarter period ending on or after July 31, 2003, minus (b) Consolidated Capital Expenditures made during such period, minus (c) income taxes payable for such period to (ii) Consolidated Fixed Charges for such period to be less than (x) 1.25:1.00 for any such period ending on or before April 30, 2004 and (y) 1.40:1.00 for any such period ending thereafter.”

C. Minimum Consolidated EBITDA. Subsection 7.6C of the Credit Agreement is hereby amended by deleting it in its entirety and substituting the following therefor:

“C. Minimum Consolidated EBITDA. Company shall not permit Consolidated EBITDA for (i) the four Fiscal Quarter period ended April 30, 2003 to be less than $16,000,000 and (ii) any four Fiscal Quarter period ending thereafter to be less than $15,000,000.”

Section 2. CONDITIONS TO EFFECTIVENESS

Section 1 of this Amendment shall be deemed to have become effective as of April 30, 2003, upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the “FirstAmendment Effective Date”):

A. On or before the First Amendment Effective Date, Company shall deliver to Lenders (or to Administrative Agent for Lenders) executed copies of this Amendment.

B. On or before the First Amendment Effective Date, all corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Administrative Agent, acting on behalf of Lenders, and its counsel shall be satisfactory in form and substance to Administrative Agent and such counsel, and Administrative Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent may reasonably request.

Section 3. COMPANY’S REPRESENTATIONS AND WARRANTIES

In order to induce Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, Company represents and warrants to each Lender that the following statements are true, correct and complete:

A. Corporate Power and Authority. Company has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (the “Amended Agreement”).

B. Authorization of Agreements. The execution and delivery of this Amendment and the performance of the Amended Agreement have been duly authorized by all necessary corporate action on the part of Company.

C. No Conflict. The execution and delivery by Company of this Amendment and the performance by Company of the Amended Agreement do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Company or any of its Subsidiaries, the Certificate or Articles of Incorporation or bylaws of Company or any of its Subsidiaries or any order, judgment or decree of any court or other agency of government binding on Company or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Company or any of its Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Company or any of its Subsidiaries (other than Liens created under any of the Loan Documents in favor of Administrative Agent on behalf of Lenders), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Company or any of its Subsidiaries.

D. Governmental Consents. The execution and delivery by Company of this Amendment and the performance by Company of the Amended Agreement do not and will not require any Governmental Authorization.

E. Binding Obligation. This Amendment has been duly executed and delivered by Company and this Amendment and the Amended Agreement are the legally valid and binding obligations of Company, enforceable against Company in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

F. Incorporation of Representations and Warranties From Credit Agreement. The representations and warranties contained in Section 5 of the Credit Agreement are and will be true, correct and complete in all material respects on and as of the First Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date; provided, that, if a representation and warranty is qualified as to materiality, with respect to such representation and warranty the materiality qualifier set forth above shall be disregarded.

G. Absence of Default. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Potential Event of Default.

Section 4. ACKNOWLEDGEMENT AND CONSENT

The guarantor listed on the signatures pages hereof ( “Guarantor”) hereby acknowledges and agrees that the Subsidiary Guaranty and each Collateral Document (each, a “Credit Support Document”) to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment. Guarantor represents and warrants that all representations and warranties contained in the

Amended Agreement and the Credit Support Documents to which it is a party or otherwise bound are true, correct and complete in all material respects on and as of the First Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date; provided, that, if a representation and warranty is qualified as to materiality, with respect to such representation and warranty the materiality qualifier set forth above shall be disregarded.

Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, Guarantor is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of Guarantor to any future amendments to the Credit Agreement.

Section 5. MISCELLANEOUS

A. Reference to and Effect on the Credit Agreement and the Other Loan Documents.

(i) On and after the First Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Agreement.

(ii) Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(iii) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Administrative Agent or any Lender under, the Credit Agreement or any of the other Loan Documents.

B. Fees and Expenses. Company acknowledges that all costs, fees and expenses as described in subsection 10.2 of the Credit Agreement incurred by Administrative Agent and its counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of Company.

C. Headings. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

D. Applicable Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA (INCLUDING WITHOUT LIMITATION SECTION 1646.5 OF THE CIVIL CODE OF THE STATE OF CALIFORNIA), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE APPLICATION OF ANOTHER LAW.

E. Counterparts; Effectiveness. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Amendment (other than the provisions of Section 1 hereof, the effectiveness of which is governed by Section 2 hereof) shall become effective upon the execution of a counterpart hereof by Company, the undersigned Lender and Guarantor and receipt by Company and Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

KORN/FERRY INTERNATIONAL

By:

Name:
Title:

KORN/FERRY INTERNATIONAL FUTURESTEP, INC., as Guarantor

By:

Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent and individually as a Lender

By:

Name:
Title:

S-1

SCHEDULE 1.1A

Shareholder Notes

	Amount	Description
1.	$556,800.00	KORN/FERRY CANADA, INC. NON-NEGOTIABLE PROMISSORY NOTE, dated April 28, 2000, by Korn/Ferry Canada, Inc. in favor of Jean-Pierre Bourbonnais

2.	$458,160.00	KORN/FERRY CANADA, INC. NON NEGOTIABLE PROMISSORY NOTE, dated April 28, 2000, by Korn/Ferry Canada, Inc. in favor of Francois Durand

3.	$389,520.00	KORN/FERRY CANADA, INC. NON-NEGOTIABLE PROMISSORY NOTE, dated April 28, 2000, by Korn/Ferry Canada, Inc. in favor of Michel Pinsonneault

4.	$240,000.00	KORN/FERRY CANADA, INC. NON-NEGOTIABLE PROMISSORY NOTE, dated April 28, 2000, by Korn/Ferry Canada, Inc. in favor of Jean-Pierre Lefebvre

5.	$375,360.00	KORN/FERRY CANADA, INC. NON-NEGOTIABLE PROMISSORY NOTE, dated April 28, 2000, by Korn/Ferry Canada, Inc. in favor of Ronald Drennan

6.	$188,160.00	KORN/FERRY CANADA, INC. NON-NEGOTIABLE PROMISSORY NOTE, dated April 28, 2000, by Korn/Ferry Canada, Inc. in favor of Yves Champoux

7.	$192,000.00	KORN/FERRY CANADA, INC. NON-NEGOTIABLE PROMISSORY NOTE, dated April 28, 2000, by Korn/Ferry Canada, Inc. in favor of 154785 Canada Inc.

8.	$677,284.80	KORN/FERRY INTERNATIONAL NON-NEGOTIABLE PROMISSORY NOTE, dated April 30, 2000, by Korn/Ferry International in favor of W. Michael M. Honey

Schedule 1.1A-1

	Amount	Description
9.	$397,627.46	KORN/FERRY INTERNATIONAL NON-NEGOTIABLE PROMISSORY NOTE, dated April 30, 2000, by Korn/Ferry International in favor of Honey Family Trust

10.	$879,876.92	KORN/FERRY INTERNATIONAL NON-NEGOTIABLE PROMISSORY NOTE, dated April 30, 2000, by Korn/Ferry International in favor of The Patrick Spencer Group

11.	$272,606.56	KORN/FERRY INTERNATIONAL NON-NEGOTIABLE PROMISSORY NOTE, dated April 30, 2000, by Korn/Ferry International in favor of Martine Parent

12.	$159,574.70	KORN/FERRY INTERNATIONAL NON-NEGOTIABLE PROMISSORY NOTE, dated April 30, 2000, by Korn/Ferry International in favor of Chris Bloomer

13.	$272,606.56	KORN/FERRY INTERNATIONAL NON-NEGOTIABLE PROMISSORY NOTE, dated April 30, 2000, by Korn/Ferry International in favor of Brent Shervey

14.	$125,000.00	ELAN PRATZER NON-NEGOTIABLE PROMISSORY NOTE, dated April 30, 2000, by Elan Pratzer in favor of Pratzer & Partners, Inc.

15.	$95,297.02	KORN/FERRY CANADA, INC. NON-NEGOTIABLE PROMISSORY NOTE, dated April 30, 2000, by Korn/Ferry Canada, Inc. in favor of 1247662 Ontario Limited

16.	$2,558,125.80	KORN/FERRY CANADA, INC. NON-NEGOTIABLE PROMISSORY NOTE, dated April 30, 2000, by Korn/Ferry Canada, Inc. in favor of Elan Pratzer

17.	$265,155.59	KORN/FERRY CANADA, INC. NON-NEGOTIABLE PROMISSORY NOTE, dated April 30, 2000, by Korn/Ferry Canada, Inc. in favor of Malka Lewittes

18.	$810,023.15	KORN/FERRY CANADA, INC. NON-NEGOTIABLE PROMISSORY NOTE, dated April 30, 2000, by Korn/Ferry Canada, Inc. in favor of Dov Zevy

Schedule 1.1A-2

	Amount	Description
19.	$185,977.89	KORN/FERRY CANADA, INC. NON-NEGOTIABLE PROMISSORY NOTE, dated April 30, 2000, by Korn/Ferry Canada, Inc. in favor of John Mealia

20.	$182,295.41	KORN/FERRY CANADA, INC. NON-NEGOTIABLE PROMISSORY NOTE, dated April 30, 2000, by Korn/Ferry Canada, Inc. in favor of Joanne Mealia

21.	$178,125.14	KORN/FERRY CANADA, INC. NON-NEGOTIABLE PROMISSORY NOTE, dated April 30, 2000, by Korn/Ferry Canada, Inc. in favor of Tom Summers

22.	$1,125,000.00	KORN/FERRY INTERNATIONAL NON-NEGOTIABLE PROMISSORY NOTE, dated April 30, 2000, by Korn/Ferry International in favor of Russell E. Marks, Jr.

23.	$2,750,000.00	KORN/FERRY INTERNATIONAL NON-NEGOTIABLE PROMISSORY NOTE, dated June 9, 2000, by Korn/Ferry International in favor of Westgate Group, LLC

24.	$2,250,000.00	KORN/FERRY INTERNATIONAL NON-NEGOTIABLE PROMISSORY NOTE, dated June 9, 2000, by Korn/Ferry International in favor of Westgate Group, LLC

25.	$833,333.33	KORN/FERRY INTERNATIONAL NON-NEGOTIABLE PROMISSORY NOTE, dated October 1, 1999, by Korn/Ferry International in favor of John R. Pearson

26.	$833,333.33	KORN/FERRY INTERNATIONAL NON-NEGOTIABLE PROMISSORY NOTE, dated October 1, 1999, by Korn/Ferry International in favor of William R. Caldwell

27.	$833,333.33	KORN/FERRY INTERNATIONAL NON-NEGOTIABLE PROMISSORY NOTE, dated October 1, 1999, by Korn/Ferry International in favor of John A. Farnsworth

28.	$4,400,000	Share Purchase Agreement dated as of December 30, 1999, by and among Korn/Ferry International GMBH and the individuals listed therein

Schedule 1.1A-3